Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces Receipt of Deficiency Letter from NYSE American Exchange

CHRISTIANSTED, U.S. Virgin Islands, June 3, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced that it received a deficiency letter (the “Letter”) from the NYSE American LLC (the “NYSE”) indicating that the Company is not in compliance with the NYSE continued listing standard as set forth in Section 1003(a)(i), (ii) and (iii) of the NYSE Company Guide. The Letter does not result in the immediate delisting of the Company’s common stock from the NYSE Market.

Pursuant to the NYSE Company Guide and as provided in the Letter, the Company may provide the NYSE staff with a plan (the "Plan") by June 30, 2022 advising the NYSE staff of any actions the Company has taken and plans on taking that will bring the Company into compliance with the NYSE’s continued listing standards within 18 months from receipt of the Letter (i.e. November 30, 2023). The Company intends to submit a Plan by the June 30, 2022 deadline.

There is no assurance that the NYSE staff will accept the Plan. If the NYSE staff accepts the Plan, the NYSE staff will review the Company’s compliance with the Plan on a quarterly basis and if the Company does not show progress consistent with the Plan or is not in compliance with the NYSE’s continued listing standards by November 30, 2023, the NYSE will commence delisting procedures. If the Company does not submit the Plan or if the NYSE staff does not accept the Plan, the NYSE staff will initiate delisting proceedings.
The Company’s common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as our Crypto-ATMs.

Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions and its ability to maintain its listing on the NYSE. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, the NYSE’s failure to accept the Plan, our ability to execute the Plan, our ability to maintain compliance with the NYSE’s continued listing standards, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.